UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2025

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215				16-1387862
(Commission File Number)				(I.R.S. Employer Identification No.)

500 Plaza Drive
Secaucus,	NJ			07094
(Address of principal executive offices)				(Zip Code)

		(973)	520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The following is a summary of the voting results for each matter presented to the stockholders at the 2025 Annual Meeting of Stockholders which was held on May 15, 2025.

(b)           The following nominees for the office of director were elected for terms expiring at the 2026 Annual Meeting of Stockholders, by the following votes:

	For	Against	Abstain	Broker Non-Vote

Robert B. Carter	94,240,720	298,067	262,706	8,154,907

James E. Davis	86,900,389	7,692,258	208,844	8,154,909

Luis A. Diaz, Jr., M.D.	94,207,193	343,702	250,599	8,154,906

Tracey C. Doi	94,067,950	421,307	312,234	8,154,909

Vicky B. Gregg	87,477,670	7,005,519	318,301	8,154,910

Wright L. Lassiter, III	94,032,686	422,257	346,550	8,154,907

Timothy L. Main	91,398,895	3,079,741	322,853	8,154,911

Denise M. Morrison	92,301,649	2,152,633	347,211	8,154,907

Gary M. Pfeiffer	88,946,666	5,558,376	296,442	8,154,916

Timothy M. Ring	87,170,357	7,378,294	252,832	8,154,917

The advisory resolution to approve the executive officer compensation disclosed in the Company’s 2025 Proxy Statement was approved by the following votes:

For	Against	Abstain	Broker Non-Vote
85,922,577	8,570,674	308,225	8,154,924

The ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2025 was approved by the following votes:

For	Against	Abstain
95,585,333	6,869,657	501,410

The stockholder proposal regarding calling a special meeting of stockholders was not approved by the following votes:

For	Against	Abstain	Broker Non-Vote
9,480,355	84,410,956	910,175	8,154,914

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2025

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sean D. Mersten
Sean D. Mersten
Vice President and Corporate Secretary